UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2016

SOHU.COM INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30961	98-0204667
(State or other jurisdiction Of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Level 18, SOHU.com Media Plaza

Block 3, No. 2 Kexueyuan South Road, Haidian District

Beijing 100190

People’s Republic of China

(011) 8610-6272-6666

(Address, including zip code, of registrant’s principal executive offices and registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously reported by the registrant in a Form 8-K filed on December 17, 2015, the registrant’s board of directors (the “Board”) formed a special financing committee (the “Financing Committee”) of the Board in response to the registrant’s receipt of a preliminary non-binding indicative proposal (the “Indicative Proposal”) from Dr. Charles Zhang, the registrant’s Chairman and Chief Executive Officer, for an investment by a special purpose entity to be formed by Dr. Zhang and a third-party private equity firm to be identified by Dr. Zhang. On June 14, 2016, the Financing Committee informed the Board that, after careful deliberation, the Financing Committee decided to stop considering the Indicative Proposal, and that it instead will seek and consider alternative financing options for the registrant. A copy of the press release issued by the registrant regarding the foregoing is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

(d)	Exhibits.

99.1	Press Release dated June 16, 2016

Safe Harbor Statement

This report may contain forward-looking statements. Statements that are not historical facts, including statements about the registrant’s expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include the risk that no alternative financing options will be identified or completed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: June 16, 2016	SOHU.COM INC.

	By:	/s/ Carol Yu
Carol Yu President and Chief Financial Officer

3